CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Guardian Variable Products Trust of our reports dated February 19, 2019, relating to the financial statements and financial highlights which appears in the Annual Report on Form N-CSR of Guardian Large Cap Disciplined Growth VIP Fund, Guardian Large Cap Fundamental Growth VIP Fund, Guardian Integrated Research VIP Fund, Guardian Diversified Research VIP Fund, Guardian Large Cap Disciplined Value VIP Fund, Guardian Growth & Income VIP Fund, Guardian Mid Cap Relative Value VIP Fund, Guardian Mid Cap Traditional Growth VIP Fund, Guardian International Value VIP Fund, Guardian International Growth VIP Fund, and Guardian Core Plus Fixed Income VIP Fund for the year ended December 31, 2018. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 30, 2019